UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2005, Pemstar Inc. (the “Company”) executed Amendment No. 16 (the “Amendment”) to its Loan and Security Agreement dated April 25, 2003 (the “Agreement”) by and among the Company (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), (formerly known as Congress Financial Corporation (Central)) and Bank of America, N.A. (as successor-in-interest to Fleet Capital Corporation). Under the Amendment, a new $10.5 million layer of borrowing capacity (“Tranche B”) provided by Ableco Finance LLC was added to the existing revolving credit facility. Following execution of the Amendment, on October 24, 2005, Bank of America, N.A. exercised its right to assign its rights and obligations under the Agreement to Wachovia Capital Finance Corporation as result of which the maximum allowed borrowing under the original revolving loan facility was reduced from $50 million to $40 million, and the aggregate maximum allowed borrowing under the Agreement, amended by the Amendment, became $50.5 million. The Amendment also provides that both the original facility and the new Tranche B will mature on October 19, 2009 instead of April 24, 2010.

Under the Amendment, Tranche B borrowings will bear interest at the prime rate plus 6%, increasing to prime rate plus 8% if an event of default occurs. The Company is required to make monthly payments of $250,000 on the Tranche B borrowings commencing on January 1, 2006, which monthly payment will increase to $270,000 as of May 1, 2007 assuming that the Tranche B borrowing base increases as of April 20, 2007 as described below. The Tranche B borrowings are also subject to mandatory prepayment in the event that the principal amount exceeds the then applicable borrowing base. The initial Tranche B borrowing base is the lesser of $10.5 million and an amount determined based on a combination of the orderly liquidation value of certain equipment (based on an annual appraisal) and excess availability of eligible accounts receivable and inventory under the original revolving facility. The Tranche B borrowing base is also reduced by the cumulative aggregate amount of monthly payments made by the Company on its Tranche B borrowings. As of April 20, 2007, subject to certain conditions including an adequate level of EBITDA, the Tranche B borrowing base will increase by the lesser of $5 million and 40% of eligible inventory.

Under the Amendment, the pledge of two-thirds of the capital stock of the Company’s foreign subsidiaries, all of which was pledged by the Company to secure the original revolving loan facility, was assigned to Ableco Finance LLC as the Tranche B lender. In addition, the Tranche B lender may request, subject to certain exceptions, that the Company’s foreign subsidiaries guarantee the Tranche B borrowings and grant a senior security interest in their assets to secure such borrowings. The Amendment also grants the Tranche B lender an option to purchase the existing obligations under the Agreement following certain events of default. The Amendment also narrowed certain of the exceptions to the prohibition on sales and sales with leaseback of equipment under the Agreement.

Upon execution of the Amendment, the Company exercised its right to borrow the $10.5 million under the Tranche B revolving credit facility.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibit is being filed as part of this report:

1.	Amendment No. 16, dated as of October 19, 2005, to Loan and Security Agreement dated April 25, 2003 by and among Pemstar Inc. (as surviving corporation of the merger with Turtle Mountain Corporation) and Wachovia Capital Finance Corporation (Central), (formerly known as Congress Financial Corporation (Central)) and Bank of America, N.A. (as successor-in-interest to Fleet Capital Corporation).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 26, 2005	PEMSTAR INC.

	By:	/s/ Greg S. Lea
Gregory S. Lea, Executive Vice President and Chief Financial Officer

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